Exhibit 4.1

[FACE OF THE NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE TO DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1. REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

2. AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO US OR ANY OF OUR SUBSIDIARIES, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY, THE TRUSTEE AND THE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

CUSIP: 86074Q AD4
ISIN: US86074QAD43

1.875% Convertible Senior Notes due 2028

No. R-1	$181,500,000

Stillwater Mining Company

promises to pay to CEDE & CO.

or registered assigns,

the principal sum of ONE HUNDRED EIGHTY ONE
MILLION AND FIVE HUNDRED THOUSAND
DOLLARS

Dollars on March 15, 2028.

Interest Payment Dates: March 15 and September 15

Record Dates: March 1 and September 1

IN WITNESS WHEREOF, Stillwater Mining Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Dated:   March 12, 2008

Stillwater Mining Company

By:	/s/ John R. Stark
Name: John R. Stark
Title: Vice President

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the
within-mentioned Indenture:

Law Debenture Trust Company of New York,
as Trustee

By:
Authorized Signatory

IN WITNESS WHEREOF, Stillwater Mining Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Dated:    March 12, 2008
Stillwater Mining Company

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the
within-mentioned Indenture:

Law Debenture Trust Company of New York,
as Trustee

By:	/s/ illegible
Authorized Signatory

[Back of Note]
1.875% Convertible Senior Notes due 2028

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) Interest. Stillwater Mining Company, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 1.875% per annum from March 12, 2008 until Maturity. The Company will pay interest, if any, semi-annually in arrears on March 15 and September 15 of each year (subject to limited exceptions if the Note is converted or purchased prior to such date), or if any such day is not a Business Day, on the immediately following Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from March 12, 2008; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be September 15, 2008. The Company will pay interest on overdue principal from time to time on demand at the rate then in effect to the extent lawful; it will pay interest on overdue installments of interest, if any (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30- day months.

(2) Method of payment. The Company will pay interest on the Notes, if any, to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 next preceding the Interest Payment Date (each a “Regular Record Date”), even if such Notes are canceled after such record date and on or before such Interest Payment Date. The Notes will be payable as to principal, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, if any, on, all Global Notes and all other Notes with an aggregate principal amount in excess of $2 million for which the Holders have provided wire transfer instructions at least 10 Business Days prior to the Interest Payment Date to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) Trustee, Paying Agent, Registrar and Conversion Agent. Initially, Law Debenture Trustee Company of New York will act as Trustee under the Indenture and Deutsche Bank Trust Company Americas will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4) Indenture. The Company issued the Notes under the Indenture dated as of March 12, 2008 (the “Indenture”) between the Company, the Trustee and Deutsche Bank Trust Company Americas. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA upon qualification of the Indenture under the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are senior, unsecured obligations of the Company.

(5) Denominations, transfer, exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for conversion or repurchase, except for the unconverted or unrepurchased portion of any Note being converted or repurchased in part. Also, the Company need not exchange or register the transfer of any Notes during the period between a Regular Record Date and the corresponding Interest Payment Date.

(6) Persons deemed owners. The registered Holder of a Note may be treated as its owner for all purposes.

(7) Amendment, supplement and waiver. The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

(8) Events of default. In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal and interest (including Liquidated Damages and Additional Interest, if any) on all Notes may be declared, by either the Trustee or Noteholders of not less than 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

(9) Trustee dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(10) No recourse against others. A director, officer, employee, incorporator or stockholder of the Company, as such, will not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability to the extent permitted by law. The waiver and release are part of the consideration for the issuance of the Notes.

(11) Open market purchases. The Company may, to the extent permitted by applicable law, at any time, and from time to time, purchase Notes at any price in the open market or otherwise.

(12) Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(13) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(14) CUSIP numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of repurchase or conversion as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of repurchase or conversion, and reliance may be placed only on the other identification numbers placed thereon.

(15) Governing law. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or
(we) assign
and transfer
this Note to
(Insert assignee’s legal name)

(Insert assignee’s Soc. Sec. or tax I.D. No.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to	transfer this Note on the books of the
Company. The agent may substitute another to act for him.

Date:________________

Your
Signature:
(Sign exactly as your name
appears on the face of this Note)

Signature Guarantee*: _____________________________

__________________________________
*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Principal Amount
	Amount of	Amount of	of this Global Note	Signature of
	decrease in	increase in	following such	authorized officer
	Principal Amount	Principal Amount	decrease (or	of Trustee or
Date of Exchange	of this Global Note	of this Global Note	increase)	Custodian

FORM OF CONVERSION NOTICE

Stillwater Mining Company
1321 Discovery Drive
Billings, MT 59102
Attn: John R. Stark

Re: 1.875% Convertible Senior Notes due 2028
— CONVERSION NOTICE (CUSIP 86074Q AD4)

Reference is hereby made to the Indenture, dated as of March 12, 2008 (the “Indenture”), between Stillwater Mining Company, as issuer (the “Company”), Law Debenture Trust Company of New York, as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas, as registrar (the “Registrar”), conversion agent (the “Conversion Agent”) and paying agent (the “Paying Agent”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________ (the “Owner”) owns and proposes to convert the Note[s] or interest in such Note[s] specified herein, in the principal amount of $__________ in such Note[s] or interests (the “Conversion”) pursuant to Article VI of the Indenture. In connection with the Conversion, the Owner hereby certifies that, as Owner of this Note, he/she hereby irrevocably exercises the option to convert this Note, or such portion of this Note in the principal amount designated above into the number of shares of Common Stock of the Company equal to (x) the aggregate principal amount of Notes to be converted divided by (y) the Applicable Conversion Price. The Owner directs that such shares, together with a check in payment for any fractional share and any Notes representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Notes are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

If shares of Common Stock or Notes are
to be registered in the name of a Person
other than the Holder, please print such
Person’s name and address:
____________________________
(Name)

____________________________
____________________________
(Address)
____________________________
Social Security or other Identification
Number, if any.
____________________________
Signature Guaranteed

If only a portion of a Definitive Note is to be converted, please indicate:

1. Principal amount to be converted: $

2. Principal amount and denomination of Notes representing unconverted principal amount to be issued:

Amount: $	Denominations: $

($1,000 or any integral multiple of $1,000 in excess thereof, provided that the unconverted portion of such principal amount is $1,000 or any integral multiple of $1,000 in excess thereof.)

FORM OF PURCHASE NOTICE

TO:	STILLWATER MINING COMPANY and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Conversion Agent

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Stillwater Mining Company (the “Company”) regarding the right of Holders to elect to require the Company to purchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest, if any, (including Liquidated Damages and Additional Interest, if any) to, but excluding, the Purchase Date to the registered Holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s)

NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

Notes Certificate Number (if applicable): ______

Principal amount to be purchased
(if less than all, must be $1,000 or whole multiples thereof): ______

Social Security or Other Taxpayer Identification Number: _____

FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

TO:	STILLWATER MINING COMPANY and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Conversion Agent

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Stillwater Mining Company (the “Company”) regarding the right of Holders to elect to require the Company to purchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest, if any, (including Liquidated Damages and Additional Interest, if any) to, but excluding, the Fundamental Change Purchase Date to the registered Holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be purchased by the Company as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s)

NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

Notes Certificate Number (if applicable): _____

Principal amount to be purchased
(if less than all, must be $1,000 or whole multiples thereof): _____

Social Security or Other Taxpayer Identification Number: _____

FORM OF CERTIFICATE OF EXCHANGE

Stillwater Mining Company
1321 Discovery Drive
Billings, MT 59102
Attn: John R. Stark

Law Debenture Trust Company of New York
400 Madison Avenue, 4th Floor
New York, NY 10017
Attn: Vice President

Re: 1.875% Convertible Senior Notes due 2028
— Certificate of Exchange (CUSIP 86074Q AD4)

Reference is hereby made to the Indenture, dated as of March 12, 2008 (the “Indenture”), among Stillwater Mining Company., a Delaware corporation (the “Company”), Law Debenture Trust Company of New York, as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas as Registrar, Conversion Agent and Paying Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount at maturity of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that in connection with the Exchange of the Owner’s beneficial interest in a Global Note for a Definitive Note with an equal principal amount at maturity, the Owner hereby certifies that the Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Legend printed on the Definitive Note and in the Indenture and the Securities Act.

[form of signature page follows]

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

[Insert Name of Transferor]

By:

Name:
Title: